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Consent of Independent Registered Public Accounting Firm

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The board and shareholders
RiverSource Bond Series, Inc.:
     RiverSource Core Bond Fund
     RiverSource Floating Rate Fund
     RiverSource Income Opportunities Fund
     RiverSource Inflation Protected Securities Fund
     RiverSource Limited Duration Bond Fund


We consent to the use of our reports included herein and to the references to our Firm under the headings "Financial Highlights" in Part A and "Independent Registered Public Accounting Firm" in Part B of the Registration Statement.



                                                /s/ KPMG LLP
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                                                    KPMG LLP


Minneapolis, Minnesota
September 27, 2006